Exhibit 99.1

Tenaya Therapeutics Reports First Quarter 2026 Financial Results and Provides Business Update

One-Year Cohort 1 Data and Initial Cohort 2 Data from RIDGE™-1 Phase 1b/2 Trial of TN-401 for PKP2-Associated ARVC to be Presented at ASGCT 2026

New Data from Both Cohorts of the MyPEAK™-1 Phase 1b/2 Trial of TN-201 for Adults with MYBPC3-Associated HCM Expected in the Second Quarter 2026

Preclinical Data at MDA 2026 Highlighted TN-301’s Activity in Duchenne Muscular Dystrophy Disease Models; Distinct Mechanism of HDAC6 Inhibition Supportive of TN-301’s Potential in Multiple Indications

Entered Research Collaboration with Alnylam to Identify and Validate Genetic Targets for Cardiovascular Conditions

SOUTH SAN FRANCISCO, Calif., May 6, 2026 – Tenaya Therapeutics, Inc. (NASDAQ: TNYA), a clinical-stage biotechnology company with a mission to discover, develop and deliver potentially curative therapies that address the underlying causes of heart disease, today announced financial results for the first quarter ended March 31, 2026, and provided a corporate update.

“We are entering a catalyst-rich period for Tenaya, with multiple clinical milestones expected across our lead gene therapy programs throughout 2026. Building on the encouraging initial readouts we reported in 2025, we believe the additional data expected this year from both TN-201 and TN-401 may support alignment on registrational pathways for these novel gene therapies,” said Faraz Ali, Chief Executive Officer of Tenaya.

Mr. Ali continued, “While our focus remains on the advancement of TN-201 and TN-401 for patients suffering from these genetic cardiomyopathies, we also announced meaningful steps in the direction of our next horizon of opportunities to address unmet patient needs and to create value for stockholders. We presented new preclinical data for TN‑301, our clinical-stage small molecule candidate, in Duchenne muscular dystrophy adding to the body of compelling preclinical evidence for the broad clinical utility of this molecule in multiple prevalent and rare cardiac and cardiac-adjacent indications. Advancing TN‑301 toward a trial in patients reflects our commitment to building a diversified portfolio grounded in mechanistic insight and translational rigor. The recently announced collaboration with Alnylam also reinforces the strength of Tenaya's innovation engine and expands the reach and impact of our modality-agnostic research capabilities.”

Business and Program Updates

TN-201 – Gene Therapy for MYBPC3-Associated Hypertrophic Cardiomyopathy (HCM)

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On May 9, 2026, at the upcoming European Society of Cardiology (ESC) Heart Failure Conference, in Barcelona, Spain, Milind Desai, M.D., Director of the Hypertrophic Cardiomyopathy Center, Vice Chair of the Heart, Vascular & Thoracic Institute at Cleveland Clinic, and principal investigator for the MyPEAK-1 clinical trial, will present insights that emerged early in the trial that enabled reductions in the cumulative dose and duration of immune suppressive medications, even when TN-201 is administered at the higher dose.
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Per the MyPEAK-1 protocol, sirolimus and prednisone are administered prophylactically in patients receiving TN-201 gene therapy, accompanied by post dose tapering in conjunction with monitoring of liver enzyme levels – an early indicator of potential complement system activation. Investigators found that minor adjustments, including administering sirolimus earlier, reducing the starting dose of prednisone and monitoring patients weekly, led to faster tapering and an overall decrease in the burden of immunosuppression.
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The ESC-HF presentation offers more detail on the immunosuppressive regimen results previously reported in November 2025 and includes safety data for the first seven patients enrolled in MyPEAK-1. The optimized regimen and monitoring protocols that were successfully deployed in MyPEAK-1 are also being utilized in the RIDGE-1 clinical trial of TN-401.
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Tenaya expects to report interim MyPEAK-1 data for Cohort 2 (6E13 vg/kg) and updates from Cohort 1 (3E13 vg/kg) in the second quarter of 2026.

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In January, Tenaya resumed enrollment and screening in MyPEAK-1 following implementation of modest protocol amendments in alignment with U.S. Food and Drug Administration (FDA) input.
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At the American Society of Gene and Cell Therapies (ASGCT) Annual Meeting, taking place May 11-15, 2026, in Boston, MA, Tenaya will present results from a survey exploring parental perceptions of gene therapy treatment for children with cardiomyopathies. This work was conducted by Tenaya in partnership with DDC Clinic and Children’s Cardiomyopathy Foundation. The poster presentation is scheduled for May 12, 2026.

TN-401 – Gene Therapy for PKP2-Associated Arrhythmogenic Right Ventricular Cardiomyopathy (ARVC)

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Data from the ongoing RIDGE-1 Phase 1b/2 clinical trial of TN-401 in adults with ARVC due to variants in the PKP2 gene have been accepted as a late-breaking presentation at the upcoming ASGCT Annual Meeting. The presentation, scheduled for Friday, May 15, is expected to include one-year data for Cohort 1 (3E13 vg/kg) and initial Cohort 2 (6E13 vg/kg).
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Tenaya management plans to conduct a webcast conference call on Friday, May 15, 2026, at 10:30 a.m. EDT / 7:30 am PDT following the Late Breaker Session. The webcast conference call, including an accompanying slide presentation, will be accessible from the Investor section of the Tenaya website at www.tenayatherapeutics.com.
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In January, the RIDGE-1 data and safety monitoring board (DSMB) reviewed all available data for the six patients that have received TN-401 gene therapy. The DSMB determined that TN-401 had an acceptable safety profile and endorsed continued enrollment of patients in RIDGE-1 expansion cohorts at either dose.

TN-301 – Small Molecule HDAC6 Inhibitor for the Potential Treatment of Heart Failure with Preserved Ejection Fraction (HFpEF) and Related Cardiac, Metabolic, or Muscular Diseases

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In March 2026, Tenaya presented encouraging preclinical data comparing TN-301, the company’s highly selective HDAC6 inhibitor, with givinostat, an approved pan-HDAC inhibitor, in well-established preclinical models of Duchenne muscular dystrophy (DMD) at the Muscular Dystrophy Association’s 2026 Clinical and Scientific Congress.
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Results of the study showed that:
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TN-301 treatment at doses as low as 3 mg/kg improved grip strength to wild-type levels within five weeks, whereas mdx mice treated with givinostat (10 mg/kg, approximating clinical exposures) failed to reach wild-type performance.

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TN-301-mediated functional improvements were accompanied by reductions in circulating creatine kinase and favorable changes in gene expression, indicating reduced muscle cell injury.
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In cardiomyocytes derived from human DMD-induced pluripotent stem cells, TN-301 corrected calcium handling abnormalities and mitochondrial dysfunction, while givinostat exacerbated these established drivers of DMD cardiomyopathy.
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TN-301 was granted both Rare Pediatric Disease Designation and Orphan Drug Designation for the treatment of DMD from U.S. Food and Drug Administration.
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In 2026, Tenaya plans to advance TN-301 toward clinical trials in patients in order to generate proof-of-activity data, with HFpEF and DMD being among the most promising potential indications identified to date.

Research

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In March 2026, Tenaya entered into a multi-target research collaboration with Alnylam Pharmaceuticals to identify and validate novel genetic targets aimed at treating cardiovascular disease.
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Under the terms of the collaboration agreement, in April 2026, Tenaya received an upfront payment of $10.0M and may be eligible for future development, regulatory and sales-based milestones totaling up to $1.1 billion, in addition to reimbursement of associated research costs.
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Updated results of preclinical studies characterizing TN-501, a gene editing therapeutic candidate intended for the treatment of PLN-R14del-associated dilated cardiomyopathy (DCM) will be presented at ASGCT on Thursday, May 14, 2026. TN-501 is designed to specifically inactivate the pathogenic phospholamban (PLN) R14del allele while preserving healthy function.

First Quarter 2026 Financial Highlights

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Cash: As of March 31, 2026, cash and cash equivalents were $80.9 million. Tenaya expects that such resources, along with the $10.0 million upfront payment from the Alnylam collaboration, will be sufficient to fund planned operations into the second half of 2027.
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Research & Development (R&D) Expenses: R&D expenses were $14.8 million for the first quarter of 2026, compared to $21.1 million for the same period in 2025. Non-cash stock-based compensation included in R&D expense was $1.2 million for the first quarter of 2026 compared to $2.0 million for the same period in 2025.
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General & Administrative (G&A) Expenses: G&A expenses were $5.4 million for the first quarter of 2026 compared to $6.5 million for the same period in 2025. Non-cash stock-based compensation included in G&A expense was $1.0 million for the first quarter of 2026 and $1.7 million for the same period in 2025.
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Net Loss: Net loss was $19.3 million, or $0.09 loss per share, for the first quarter ended March 31, 2026, compared to a net loss of $26.9 million, or $0.24 per share, for the same period in 2025.

About Tenaya Therapeutics
Tenaya Therapeutics is a clinical-stage biotechnology company committed to a bold mission: to discover, develop and deliver potentially curative therapies that address the underlying drivers of heart disease. Tenaya’s pipeline includes clinical-stage candidates TN-201, a gene therapy for MYBPC3-associated hypertrophic cardiomyopathy (HCM); TN-401, a gene therapy for PKP2-associated arrhythmogenic right ventricular cardiomyopathy (ARVC); and TN-301, a highly specific small molecule HDAC6 inhibitor with broad potential clinical utility in cardiac, metabolic and muscular conditions, including heart failure with preserved ejection fraction (HFpEF) and Duchenne muscular dystrophy (DMD). Tenaya has employed a suite of integrated internal capabilities including modality agnostic target discovery and validation, generate a portfolio of novel medicines based on genetic insights, aimed at the treatment of both rare genetic disorders and more prevalent heart conditions. For more information, visit www.tenayatherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “expected,” “believe,” “may,” “focused,” “commitment,” “will,” “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, planned timing for sharing data from RIDGE-1 and MyPEAK-1 and the expected content of such data releases; the potential for additional data from Tenaya’s TN-201 and TN-401 programs to support regulatory alignment on registrational pathways; Tenaya’s focus on the advancement of TN-201 and TN-401; Tenaya’s commitment to the building a diversified portfolio and advance TN-301 toward clinical trials; the potential for Tenaya to receive development, regulatory and sales-based milestone payments, as well as research reimbursement under the collaboration with Alnylam; planned presentation for TN-501; the sufficiency of Tenaya’s cash resources to fund the company into the second half of 2027; and statements made by Tenaya’s chief executive officer. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: availability of data at the referenced times; the timing and progress of Tenaya’s clinical trials; unexpected concerns that may arise as a result of the occurrence of adverse safety events in Tenaya’s clinical trials; the potential failure of Tenaya’s product candidates to demonstrate safety and/or efficacy in clinical testing; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; the potential for the FDA to conclude at any time that Tenaya’s clinical programs may not have an appropriate risk/benefit profile; Tenaya’s ability to enroll and maintain patients in clinical trials; risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; Tenaya’s ability to develop, initiate or complete preclinical studies and clinical trials, and obtain approvals, for any of its product candidates; Tenaya’s ability to achieve the expected benefits from the collaboration with Alnylam; the occurrence of any event, change or other circumstance that could give rise to the termination of the collaboration with Alnylam; Tenaya’s continuing compliance with applicable legal and regulatory requirements; regulatory developments in the United States and foreign countries; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Tenaya’s reliance on third parties; Tenaya’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s ability to comply with specified operating covenants and restrictions in its loan agreement; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates and platform technology; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Tenaya Contacts

Michelle Corral VP, Corporate Communications and Investor Relations IR@tenayathera.com

Investors
Anne-Marie Fields Precision AQ annemarie.fields@precisionaq.com
Media Wendy Ryan

Ten Bridge Communications wendy@tenbridgecommunications.com

TENAYA THERAPEUTICS, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Collaboration revenue	$225	$—
Operating expenses:
Research and development	14,843	21,076
General and administrative	5,447	6,462
Total operating expenses	20,290	27,538
Loss from operations	(20,065)	(27,538)
Other income, net:
Interest income	793	635
Other income, net	—	39
Total other income, net	793	674
Net loss before income tax expense	(19,272)	(26,864)
Income tax expense	—	—
Net loss	$(19,272)	$(26,864)
Net loss per share, basic and diluted	$(0.09)	$(0.24)
Weighted-average shares used in computing net loss per share, basic and diluted	216,883,164	109,869,278

Condensed Balance Sheet Data

(In thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$80,887	$100,547
Total assets	$135,070	$146,921
Total liabilities	$28,881	$23,656
Total liabilities and stockholders’ equity	$135,070	$146,921